Exhibit 99.1

Academy Sports + Outdoors Reports Third Quarter 2024 Results

Net Sales Decline (3.9)%; Comparable Sales of (4.9)%

GAAP Diluted EPS of $0.92, or $0.98 Adjusted Diluted EPS1

Year-to-Date GAAP Operating Cash Flow +29%; Year-to-Date Adjusted Free Cash Flow1 +67% vs LY

Authorizes New $700 Million Share Repurchase Program

Plans to Open 20 to 25 New Stores in Fiscal 2025

KATY, TEXAS (Globe Newswire — December 10, 2024) – Academy Sports and Outdoors, Inc. (Nasdaq: ASO) ("Academy" or the "Company") today announced its results for the third quarter ended November 2, 2024. Financial and operational highlights include:

▪Opened 16 stores in fiscal 2024, consistent with plan, including further expansion into Ohio
▪Narrowed fiscal 2024 guidance to Net Sales of $5.89B to $5.94B

"We delivered third quarter sales in line with expectations and were encouraged to see an improvement in comp sales trends versus the first half of the year,” said Steve Lawrence, Chief Executive Officer. “In our Outdoor division, the team drove a sales increase in the quarter of 7% compared to fiscal third quarter last year. We are excited that the 16 new stores that we have opened this year are exceeding our expectations and that our prior year vintages continue to grow. The team has made tremendous progress refining our new store opening process and pipeline, as well as improving our website experience, expanding our targeted marketing capabilities with our new loyalty program and streamlining our supply chain. The fundamentals of our business continue to strengthen, and we look forward to building on this momentum throughout the fourth quarter and beyond."

Third Quarter Results ($ in millions, except per share data)	Thirteen Weeks Ended		Change
	November 2, 2024	October 28, 2023%
Net sales	$1,343.3	$1,397.8	(3.9)%
Comparable sales (2)	(4.9)%	(8.0)%
Income before income tax	$88.7	$129.9	(31.7)%
Net income	$65.8	$100.0	(34.2)%
Adjusted net income (1)	$70.5	$104.7	(32.7)%
Earnings per common share, diluted	$0.92	$1.31	(29.8)%
Adjusted earnings per common share, diluted (1)	$0.98	$1.38	(29.0)%

Year-to-Date Results ($ in millions, except per share data)	Thirty-Nine Weeks Ended		Change
	November 2, 2024	October 28, 2023%
Net sales	$4,256.5	$4,364.5	(2.5)%
Comparable sales (2)	(5.9)%	(7.6)%
Income before income tax	$372.9	$451.9	(17.5)%
Net Income	$284.8	$351.0	(18.9)%
Adjusted net income (1)	$300.7	$371.2	(19.0)%
Earnings per common share, diluted	$3.86	$4.51	(14.4)%
Adjusted earnings per common share, diluted (1)	$4.08	$4.77	(14.5)%

	As of		Change
Balance Sheet ($ in millions)	November 2, 2024	October 28, 2023%
Cash and cash equivalents	$296.0	$274.8	7.7%
Merchandise inventories, net	$1,525.0	$1,492.2	2.2%
Long-term debt, net	$483.1	$583.4	(17.2)%

	Thirty-Nine Weeks Ended		Change
Capital Allocation ($ in millions)	November 2, 2024	October 28, 2023%
Share repurchases	$276.6	$201.5	37.3%
Dividends paid	$23.8	$20.5	16.1%

Inventory and Cash Flow Management
Academy generated $97 million and $388 million in GAAP operating cash flow and $34 million and $252 million in adjusted free cash flow1 during the third quarter and year to date in fiscal 2024, respectively, which is an increase of 126% and 67% versus the third quarter and year to date in fiscal 2023, respectively.

“Inventories remain well managed, with units per store down 7% and dollars per store down 4%, and we have a thoughtful promotional cadence planned to help drive traffic through the Holiday season. We plan to support these promotions with increased marketing investment to highlight Academy’s compelling assortment and market leading value proposition. We are positioned to deliver strong operating cash flow for the full year, which we are continuing to reinvest into the business through our strategic initiatives while also returning capital directly to shareholders,” said Carl Ford, Chief Financial Officer.

Shareholder Returns
During the quarter, Academy repurchased approximately one million shares of its outstanding common stock at a weighted average purchase price of $51.19 per common share for a total cost of $53 million. To date, Academy has repurchased 5.4 million shares of its outstanding common stock under its previous share repurchase programs for approximately $300 million, inclusive of $27 million of share repurchases in November 2024.

Subsequent to the end of the third quarter, on December 4, 2024, Academy's Board of Directors declared a quarterly cash dividend of $0.11 per share of its outstanding common stock. The dividend is payable on January 15, 2025, to stockholders of record as of the close of business on December 18, 2024.

New $700 Million Share-Repurchase Program
In conjunction with its approval of the dividend, Academy’s Board of Directors approved a new share repurchase program authorizing the Company to repurchase up to $700 million of its outstanding common stock.

The new share repurchase program replaces the preceding share repurchase program, of which $423 million remained as of the end of the third quarter, and is effective as of December 4, 2024, for a period of three years. Accordingly, as of today, the Company has $700 million of capacity available under the new share repurchase program.

Mr. Lawrence added, “Our new share repurchase program reflects our strong sustainable cash flow generation, continuing confidence in our business model and growth strategy, and continued commitment to driving value for our shareholders. We view returning capital directly to shareholders through repurchases and our dividend as integral to our capital allocation strategy, along with ongoing investments in the business.”

New Store Openings
Academy opened eight new stores during the third quarter and another five new stores early in the fourth quarter, bringing the Company's total store count to 298. To date in fiscal 2024, the Company has opened a total of 16 new stores, equating to approximately 6% annual unit growth, in line with its stated plans for the year.

The Company plans to open 20 to 25 stores in 2025, representing approximately 7.5% annual unit growth at the midpoint. The Company will continue to be measured in its approach and timing given the recent consumer backdrop.

2024 Outlook
"We are looking forward to a strong fourth quarter and holiday season, as our team continues to focus on execution and serving our customers,” said Mr. Ford. “Based on our third quarter performance and expectations for the remainder of fiscal 2024, we are narrowing our full year sales and earnings guidance.”

Academy is updating its previous guidance for fiscal 20242 as follows:

	Updated Guidance		Previous Guidance
(in millions, except per share data)	Low end	High end	Low end	High end
Net sales	$5,895.0	$5,940.0	$5,895.0	$6,075.0
Sales growth	(4.3)%	(3.6)%	(4.3)%	(1.4)%

Comparable sales (2)	(6.0)%	(5.0)%	(6.0)%	(3.0)%

Gross margin rate	34.3%	34.5%	34.3%	34.7%

GAAP net income	$400.0	$425.0	$400.0	$460.0

Adjusted net income (1)	$420.0	$445.0	$420.0	$480.0

GAAP earnings per common share, diluted	$5.50	$5.80	$5.45	$6.20

Adjusted earnings per common share, diluted (1)	$5.80	$6.10	$5.75	$6.50

Diluted weighted average common shares outstanding	73.1	73.1	73.5	73.5

Capital expenditures	$185	$210	$175	$225

Adjusted free cash flow (1), (3)	$310	$350	$290	$340

The earnings per common share guidance reflects a tax rate of approximately 23% and includes the impact from the $27 million of share repurchases in November 2024.

Notes:

(1)	Adjusted net income, adjusted earnings per common share (EPS), diluted, and adjusted free cash flow are non-GAAP measures. See "Non-GAAP Measures" and "Reconciliations of GAAP to Non-GAAP Financial Measures" below for reconciliations of non-GAAP financial measures to their most directly comparable GAAP financial measures.
(2)	Fiscal 2023 included 53 weeks compared to 52 weeks in fiscal 2024, so the Company is using a shifted comparable sales calculation which compares weeks 27-39 in fiscal 2024 to weeks 28-40 in fiscal 2023.
(3)	We have not reconciled guidance for adjusted free cash flow to the most comparable GAAP measure because it is not possible to do so without unreasonable efforts given the uncertainty and potential variability of reconciling items, which are dependent on future events and often outside of management's control and could be significant; therefore, we are unable to provide an estimate of the most closely comparable GAAP measure at this time.

Conference Call Info
Academy will host a conference call today at 10:00 a.m. Eastern Time to discuss its results. The call will be webcast at investors.academy.com. The following information is provided for those who would like to participate in the conference call:

U.S. callers            1-877-407-3982
International callers        1-201-493-6780
Passcode             13750156

A replay of the conference call will be available for approximately 30 days on the Company's website.

About Academy Sports + Outdoors
Academy is a leading full-line sporting goods and outdoor recreation retailer in the United States. Originally founded in 1938 as a family business in Texas, Academy has grown to 298 stores across 19 states as of the date of this press release. Academy’s mission is to provide “Fun for All” and Academy fulfills this mission with a localized merchandising strategy and value proposition that strongly connects with a broad range of consumers. Academy’s product assortment focuses on key categories of outdoor, apparel, footwear and sports & recreation through both leading national brands and a portfolio of private label brands.

Non-GAAP Measures
Adjusted EBITDA, adjusted EBIT, adjusted net income, adjusted earnings per common share, and adjusted free cash flow have been presented in this press release as supplemental measures of financial performance that are not required by, or presented in accordance with, generally accepted accounting principles (“GAAP”). The Company believes that the presentation of these non-GAAP measures is useful to investors as it provides additional information on comparisons between periods by excluding certain items that affect overall comparability. The Company uses these non-GAAP financial measures for business planning purposes, to consider underlying trends of its business, and in measuring its performance relative to others in the market, and believes presenting these measures also provides information to investors and others for understanding and evaluating trends in the Company’s operating results or measuring performance in the same manner as the Company’s management. Non-GAAP financial measures should be considered in addition to, and not as an alternative for, the Company’s reported results prepared in accordance with GAAP. The calculation of these non-GAAP financial measures may differ from similar measures reported by other companies and may not be comparable to other similarly titled measures. For additional information on these non-GAAP financial measures, please see our Annual Report for the fiscal year ended February 3, 2024 (the "Annual Report"), and our most recent Quarterly Report, which may be updated from time to time in our periodic filings with the Securities and Exchange Commission (the "SEC"), which are accessible on the SEC's website at www.sec.gov.

See “Reconciliations of GAAP to Non-GAAP Financial Measures” below for reconciliations of non-GAAP financial measures used in this press release to their most directly comparable GAAP financial measures.

Forward Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on Academy’s current expectations and are not guarantees of future performance. Forward-looking statements may incorporate words such as “believe,” “expect,” “forward,” “ahead,” “opportunities,” “plans,” “priorities,” “goals,” “future,” “short/long term,” “will,” “should,” or the negative version of these words or other comparable words. The forward-looking statements include, among other things, statements regarding the Company’s fiscal 2024 outlook, the Company’s strategic plans and financial objectives, including the implementation of such plans, the growth of the Company’s business and operations, including the opening of new stores and the expansion into new markets, the rollout of new warehouse management and other systems, the Company’s payment of dividends and declaration of future dividends, including the timing and amount thereof, share repurchases by the Company, the Company's expectations regarding its future performance and future financial condition, to support future dividend and share repurchase program growth, and other such matters, and are subject to various risks, uncertainties, assumptions, or changes in circumstances that are difficult to predict or quantify. Actual results may differ materially from these expectations due to changes in global, regional, or local economic, business, competitive, market, regulatory, environmental, and other factors that could affect overall consumer spending or our industry, including the possible effects of ongoing macroeconomic challenges, inflation and increases in interest rates, trade policy changes or additional tariffs, or changes to the financial health of our customers, many of which are beyond Academy's control. These and other important factors that could cause actual results to differ materially from those in the forward-looking statements are set forth in Academy's filings with the SEC, including the Annual Report and the Quarterly Report, under the caption "Risk Factors," as may be updated from time to time in our periodic filings with the SEC. Any forward-looking statement in this press release speaks only as of the date of this release. Academy undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable securities laws.

Investor Contact	Media Contact
Brad Morris	Meredith Klein
Director, Strategic Initiatives	VP, Communications
832-739-4373	346-823-6615
brad.morris@academy.com	meredith.klein@academy.com

ACADEMY SPORTS AND OUTDOORS, INC.
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
(Amounts in thousands, except per share data)

	Thirteen Weeks Ended
	November 2, 2024	Percentage of Sales (1)	October 28, 2023	Percentage of Sales (1)
Net sales	$1,343,330	100.0%	$1,397,777	100.0%
Cost of goods sold	886,617	66.0%	915,136	65.5%
Gross margin	456,713	34.0%	482,641	34.5%
Selling, general and administrative expenses	365,239	27.2%	345,910	24.7%
Operating income	91,474	6.8%	136,731	9.8%
Interest expense, net	9,149	0.7%	10,930	0.8%
Write off of deferred loan costs	—	0.0%	—	0.0%
Other (income), net	(6,406)	(0.5)%	(4,146)	(0.3)%
Income before income taxes	88,731	6.6%	129,947	9.3%
Income tax expense	22,968	1.7%	29,969	2.1%
Net income	$65,763	4.9%	$99,978	7.2%

Earnings Per Common Share:
Basic	$0.94		$1.34
Diluted	$0.92		$1.31

Weighted Average Common Shares Outstanding:
Basic	70,319		74,461
Diluted	71,774		76,057
(1) Column may not add due to rounding

ACADEMY SPORTS AND OUTDOORS, INC.
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
(Amounts in thousands, except per share data)

	Thirty-Nine Weeks Ended
	November 2, 2024	Percentage of Sales (1)	October 28, 2023	Percentage of Sales (1)
Net sales	$4,256,530	100.0%	$4,364,463	100.0%
Cost of goods sold	2,785,299	65.4%	2,851,261	65.3%
Gross margin	1,471,231	34.6%	1,513,202	34.7%
Selling, general and administrative expenses	1,087,287	25.5%	1,039,312	23.8%
Operating income	383,944	9.0%	473,890	10.9%
Interest expense, net	27,706	0.7%	33,473	0.8%
Write off of deferred loan costs	449	—%	—	0.0%
Other (income), net	(17,140)	(0.4)%	(11,482)	(0.3)%
Income before income taxes	372,929	8.8%	451,899	10.4%
Income tax expense	88,113	2.1%	100,876	2.3%
Net income	$284,816	6.7%	$351,023	8.0%

Earnings Per Common Share:
Basic	$3.95		$4.63
Diluted	$3.86		$4.51

Weighted Average Common Shares Outstanding:
Basic	72,047		75,809
Diluted	73,744		77,893
(1) Column may not add due to rounding

ACADEMY SPORTS AND OUTDOORS, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited)
(Amounts in thousands, except per share data)

	November 2, 2024	February 3, 2024	October 28, 2023
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$295,996	$347,920	$274,827
Accounts receivable - less allowance for doubtful accounts of $2,609, $2,217 and $3,102, respectively	18,124	19,371	17,706
Merchandise inventories, net	1,524,978	1,194,159	1,492,219
Prepaid expenses and other current assets	68,884	83,450	110,823
Total current assets	1,907,982	1,644,900	1,895,575

PROPERTY AND EQUIPMENT, NET	503,115	445,209	429,648
RIGHT-OF-USE ASSETS	1,189,116	1,111,237	1,126,825
TRADE NAME	578,815	578,236	578,071
GOODWILL	861,920	861,920	861,920
OTHER NONCURRENT ASSETS	50,830	35,211	29,231
Total assets	$5,091,778	$4,676,713	$4,921,270

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$764,489	$541,077	$820,428
Accrued expenses and other current liabilities	314,289	217,932	232,046
Current lease liabilities	130,236	117,849	117,141
Current maturities of long-term debt	3,000	3,000	3,000
Total current liabilities	1,212,014	879,858	1,172,615

LONG-TERM DEBT, NET	483,148	484,551	583,364
LONG-TERM LEASE LIABILITIES	1,173,158	1,091,294	1,095,812
DEFERRED TAX LIABILITIES, NET	250,970	254,796	264,565
OTHER LONG-TERM LIABILITIES	10,961	11,564	11,827
Total liabilities	3,130,251	2,722,063	3,128,183

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY :
Preferred stock, $0.01 par value, authorized 50,000,000 shares; none issued and outstanding	—	—	—
Common stock, $0.01 par value, authorized 300,000,000 shares; 69,932,128, 74,349,927, and 74,143,759 issued and outstanding as of November 2, 2024, February 3, 2024, and October 28, 2023, respectively.	699	743	741
Additional paid-in capital	245,511	242,098	239,447
Retained earnings	1,715,317	1,711,809	1,552,899
Stockholders' equity	1,961,527	1,954,650	1,793,087
Total liabilities and stockholders' equity	$5,091,778	$4,676,713	$4,921,270

ACADEMY SPORTS AND OUTDOORS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(Amounts in thousands)

	Thirty-Nine Weeks Ended
	November 2, 2024	October 28, 2023
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$284,816	$351,023
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	87,108	79,394
Non-cash lease expense	16,773	4,945
Equity compensation	20,389	26,128
Amortization of deferred loan and other costs	1,925	2,019
Deferred income taxes	(3,826)	5,522
Write off of deferred loan costs	449	—
Gain on disposal of property and equipment	—	(363)
Changes in assets and liabilities:
Accounts receivable, net	1,247	(1,203)
Merchandise inventories, net	(330,819)	(208,702)
Prepaid expenses and other current assets	14,566	(59,234)
Other noncurrent assets	(11,222)	(12,471)
Accounts payable	214,264	128,301
Accrued expenses and other current liabilities	48,464	(5,508)
Income taxes payable	44,782	(7,910)
Other long-term liabilities	(1,004)	(899)
Net cash provided by operating activities	387,912	301,042

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(135,866)	(151,963)
Purchases of intangible assets	(579)	(354)
Proceeds from the sale of property and equipment	—	2,126
Net cash used in investing activities	(136,445)	(150,191)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from Revolving Credit Facilities	3,900	—
Repayment of Revolving Credit Facilities	(3,900)	—
Repayment of Term Loan	(2,250)	(2,250)
Debt issuance fees	(5,690)	—
Repurchase of common stock for retirement	(273,766)	(200,072)
Proceeds from exercise of stock options	3,809	13,444
Proceeds from issuance of common stock under employee stock purchase program	2,819	2,887
Taxes paid related to net share settlement of equity awards	(4,471)	(6,635)
Dividends paid	(23,842)	(20,543)
Net cash used in financing activities	(303,391)	(213,169)

NET DECREASE IN CASH AND CASH EQUIVALENTS	(51,924)	(62,318)
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	347,920	337,145
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$295,996	$274,827

ACADEMY SPORTS AND OUTDOORS, INC.
RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES
(Unaudited)

Adjusted EBITDA and Adjusted EBIT

We define “Adjusted EBITDA” as net income (loss) before interest expense, net, income tax expense and depreciation, amortization, and impairment, and other adjustments included in the table below. We define “Adjusted EBIT” as Adjusted EBITDA less depreciation and amortization. We describe these adjustments reconciling net income (loss) to Adjusted EBITDA and Adjusted EBIT in the following table (amounts in thousands):

	Thirteen Weeks Ended		Thirty-Nine Weeks Ended
	November 2, 2024	October 28, 2023	November 2, 2024	October 28, 2023
Net income	$65,763	$99,978	$284,816	$351,023
Interest expense, net	9,149	10,930	27,706	33,473
Income tax expense	22,968	29,969	88,113	100,876
Depreciation and amortization	29,337	27,373	87,108	79,394
Equity compensation (a)	6,296	6,245	20,389	26,128
Write off of deferred loan costs	—	—	449	—
Adjusted EBITDA	$133,513	$174,495	$508,581	$590,894
Less: Depreciation and amortization	(29,337)	(27,373)	(87,108)	(79,394)
Adjusted EBIT	$104,176	$147,122	$421,473	$511,500

(a) Represents non-cash charges related to equity-based compensation, which vary from period to period depending on certain factors such as timing and valuation of awards, achievement of performance targets and equity award forfeitures.

Adjusted Net Income and Adjusted Earnings Per Common Share
We define “Adjusted Net Income” as net income (loss) plus other adjustments included in the table below, less the tax effect of these adjustments. We define “Adjusted Earnings per Common Share, Basic” as Adjusted Net Income divided by the basic weighted average common shares outstanding during the period and “Adjusted Earnings per Common Share, Diluted” as Adjusted Net Income divided by the diluted weighted average common shares outstanding during the period. We describe these adjustments reconciling net income (loss) to Adjusted Net Income, and Adjusted Earnings Per Common Share in the following table (amounts in thousands, except per share data):

	Thirteen Weeks Ended		Thirty-Nine Weeks Ended
	November 2, 2024	October 28, 2023	November 2, 2024	October 28, 2023
Net income	$65,763	$99,978	$284,816	$351,023
Equity compensation (a)	6,296	6,245	20,389	26,128
Write off of deferred loan costs	—	—	449	—
Tax effects of these adjustments (b)	(1,593)	(1,531)	(4,926)	(5,909)
Adjusted Net Income	$70,466	$104,692	$300,728	$371,242

Earnings per common share:
Basic	$0.94	$1.34	$3.95	$4.63
Diluted	$0.92	$1.31	$3.86	$4.51
Adjusted earnings per common share:
Basic	$1.00	$1.41	$4.17	$4.90
Diluted	$0.98	$1.38	$4.08	$4.77
Weighted average common shares outstanding:
Basic	70,319	74,461	72,047	75,809
Diluted	71,774	76,057	73,744	77,893

(a) Represents non-cash charges related to equity-based compensation, which vary from period to period depending on certain factors such as timing and valuation of awards, achievement of performance targets and equity award forfeitures.
(b) For the thirteen and thirty-nine weeks ended November 2, 2024 and October 28, 2023, this represents the estimated tax effect (by using the projected full year tax rates for the respective years) of the total adjustments made to arrive at Adjusted Net Income.

Adjusted Net Income and Adjusted Earnings Per Common Share, Diluted, Guidance Reconciliation (amounts in millions, except per share data)

	Low Range*	High Range*
	Fiscal Year Ending February 1, 2025	Fiscal Year Ending February 1, 2025
Net Income	$400.0	$425.0
Equity compensation (a)	27.0	$27.0
Tax effects of these adjustments (a)	(7.0)	$(7.0)
Adjusted Net Income	420.0	$445.0

Earnings Per Common Share, Diluted	$5.50	$5.80
Equity compensation (a)	0.40	0.40
Tax effects of these adjustments (a)	(0.10)	(0.10)
Adjusted Earnings Per Common Share, Diluted	$5.80	$6.10

* Amounts presented have been rounded.
(a)	Adjustments include non-cash charges related to equity-based compensation (as defined above), which may vary from period to period. The tax effect of these adjustments is determined by using the projected full year tax rate for the fiscal year.

Adjusted Free Cash Flow
We define “Adjusted Free Cash Flow” as net cash provided by (used in) operating activities less net cash used in investing activities. We describe these adjustments reconciling net cash provided by operating activities to adjusted free cash flow in the following table (amounts in thousands):

	Thirteen Weeks Ended		Thirty-Nine Weeks Ended
	November 2, 2024	October 28, 2023	November 2, 2024	October 28, 2023
Net cash provided by operating activities	$96,891	$57,476	$387,912	$301,042
Net cash used in investing activities	(62,707)	(42,345)	(136,445)	(150,191)
Adjusted Free Cash Flow	$34,184	$15,131	$251,467	$150,851